                                                                    EXHIBIT 23.1




                               ARTHUR ANDERSEN LLP


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of Wallace Computer Services, Inc. on Form S-3 (Registration No. 333-46807) of our report dated September 3, 1997 incorporated by reference in the Wallace Computer Services, Inc. Annual Report on Form 10-K for the fiscal year ended July 31, 1997, and to all references to our Firm included in this Registration.


                                                    Arthur Anderson LLP

Chicago, Illinois
April 9, 1998